Exhibit 99.2
FOR IMMEDIATE RELEASE
INTER-ATLANTIC FINANCIAL, INC.
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS
NEW YORK, NY — October 22, 2007 — Inter-Atlantic Financial, Inc. (AMEX: IAN) (the “Company”) announced today that Morgan Joseph & Co, Inc., the representative of the underwriters in the recently completed initial public offering for the Company, has determined to commence separate trading of the common stock and warrants contained in the Units from the initial public offering. Commencing on Tuesday, October 23, 2007, the holders of the Company’s units may elect to separately trade the common stock and warrants included in such units. Those units not separated will continue to trade on the American Stock Exchange under the symbol IAN.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols IAN and IAN.WS, respectively.
Inter-Atlantic Financial, Inc. is a company with its principal office in New York. The Company was formed for the purpose of acquiring, through a merger, a capital stock exchange, asset acquisition, stock purchase or other similar business combination, a domestic and/or foreign operating business in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies, including for example, payment processing companies and technology providers.
Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” “will” and “future” or similar expressions are intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current expectations, but these forward-looking statements inherently involve certain risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties that are detailed in the Company’s Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact Information:
Inter-Atlantic Financial, Inc.
Andrew S. Lerner, 212-581-2000